EXHIBIT 12(b)

I, Sean Dranfield, President and I, Karen Buiter, Treasurer of the Henderson Global Funds (the "Trust"), each certify that:

1. The Form N-CSR of the Trust for the period ended January 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:      /s/ Sean Dranfield
         ------------------
         Sean Dranfield
         President (principal executive officer) of Henderson Global Funds

Date:    March 23, 2005


By:      /s/ Karen Buiter
         ----------------
         Karen Buiter
         Treasurer (principal financial officer) of Henderson Global Funds

Date:    March 23, 2005

A signed original of this certificate required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or staff upon request.